UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2009

OUTDOOR CHANNEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of	000-17287 (Commission File Number)	33-0074499 (IRS Employer
incorporation)		Identification No.)
43445 Business Park Drive, Suite 103
Temecula, California 92590
(Address of principal executive offices, including zip code)
(951) 699-6991
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
See discussion of the Asset Purchase Agreement (as defined below) under Item 2.01.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On January 12, 2009, Outdoor Channel Holdings, Inc. (the “Company”) entered into and completed an asset purchase agreement (the “Asset Purchase Agreement”) with Winnercomm, Inc., an Oklahoma corporation and wholly-owned subsidiary of Winnercomm Holdings, Inc., a Delaware corporation, Cablecam, LLC, an Oklahoma limited liability company, and Skycam, LLC, an Oklahoma limited liability company (collectively, the “Sellers”), pursuant to which the Company purchased certain assets and assumed certain liabilities of the Sellers (the “Asset Purchase”). The Sellers’ businesses relate to the production, development and marketing of sports programming and aerial camera systems. The purchased assets consist of equipment, intellectual property, accounts receivable and other assets related to the businesses.
The cash purchase price for the Asset Purchase was $5,750,000 plus the assumption of certain liabilities.
Item 9.01. Financial Statements and Exhibits
(a) Financial statements of businesses acquired
The required financial statements will be filed by amendment by March 30, 2009.
(b) Pro forma financial information
The required pro forma financial information will be filed by March 30, 2009.
(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated January 12, 2009

99.1	Press Release of Outdoor Channel Holdings, Inc. dated January 12, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.
By:	/s/ Thomas E. Hornish
Thomas E. Hornish
Chief Operating Officer and General Counsel

Date: January 16, 2009

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